UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2006

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700A SW Parkway Avenue, Wilsonville, Oregon		97070
(Address of principal executive offices)		(Zip Code)

(503) 498-3547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Annual Incentive Compensation. On February 7, 2006, the Compensation Committee of the Board of Directors of FLIR Systems, Inc. (the “Company”) approved pursuant to an employment contract dated January 1, 2005 an annual cash bonus award of $650,000 earned during 2005 and paid in 2006 for Earl R. Lewis, the Company’s President and Chief Executive Officer.

Policy Regarding Compensation For Non-Employee Directors. On February 7, 2006, the Corporate Governance Committee of the Board of Directors of the Company adopted the following policy regarding compensation for non-employee directors:

Annual Cash Retainer For All Non-Employee Directors (Paid Quarterly)	$50,000
Board Meeting Fees (Per Meeting Attended)	$6,000
Audit Committee Chair Annual Retainer (Paid Quarterly)	$12,000
Audit Committee Member Annual Retainer (Paid Quarterly)	$6,000
Compensation Committee Chair Annual Retainer (Paid Quarterly)	$6,000
Compensation Committee Member Annual Retainer (Paid Quarterly)	$3,000
Corporate Governance Committee Chair Annual Retainer (Paid Quarterly)	$6,000
Corporate Governance Committee Member Annual Retainer (Paid Quarterly)	$3,000
Annual Stock Grant Issued At Date of Annual Meeting of Shareholders	1,000 Shares
Annual Stock Option Award Issued at Date of Annual Meeting of Shareholders	10,000 Shares

All of the stock option awards and stock grants will be made pursuant to the Company’s 2002 Stock Incentive Plan, which was approved by the Company’s Shareholders. All of the stock options vest immediately while the stock grants vest within one year of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 9, 2006.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and
Chief Financial Officer